EXHIBIT 99.1
NEWS RELEASE

DELTA NATURAL GAS COMPANY, INC.

WINCHESTER, KY.—(BUSINESS WIRE) (May 3, 2012)— On February 17, 2012 our Board of Directors declared a regular quarterly dividend on our common stock, which we paid on March 15, 2012.

It came to our attention on May 1, 2012 that a financial media site had indicated that we declared a second dividend payable on May 1, 2012.  We believe that information has subsequently been corrected and we are issuing this press release to clarify that our Board of Directors has declared only one dividend in 2012, our regular quarterly dividend described in the paragraph above.

Delta Natural Gas Company, Inc. is engaged primarily in the distribution, transmission, storage and production of natural gas serving approximately 37,000 customers across 23 Kentucky counties. Delta Natural Gas Company, Inc. owns and operates gas storage facilities and approximately 2,500 miles of natural gas gathering, transmission, distribution and service lines. The Company may be contacted at (859) 744-6171 or 3617 Lexington Road, Winchester, Kentucky 40391. The Company’s website is: www.deltagas.com.

CONTACT:

Delta Natural Gas Company, Inc.

Emily P. Bennett, Director-Corporate Services
ebennett@deltagas.com